Exhibit 10.11

National Business Brokers, Ltd.

ASSET PURCHASE AGREEMENT

(TRANSACTION BROKER)

THIS AGREEMENT, dated this 14th day of April 2014, is by and between, EasyLife Corp. whose address is 570 Taster Road, Elmsford, New York 10523, hereinafter referred to as “Purchaser”, Jason Dawson and Southern Colorado Garden Supply Corp., each of whose address is 113W, 4th Street, Pueblo, CO 81003 (herein referred to as “Seller”).

WHEREAS, Seller desires to sell and Purchaser desires to purchase the assets of the business known as: Pueblo Hydroponies, 113 W, 4th Street, Pueblo, CO 81003 (the “Business”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged. it is agreed as follows:

1. SALES OF ASSETS. Owned Assets: Seller shall sell, assign, transfer, convey and deliver to Purchaser at closing free and clear of all debts; liens; encumbrances and leases, all of the assets of the Business as a going concern, including but not limited to all furniture, fixtures, equipment, vehicles, supplies, inventory, trade names, trademarks, service marks, leasehold improvements, business telephone and facsimile numbers, domain names and goodwill used in the operation of the Business, to the extent that they can be assigned by Seller (collectively the “Purchased Assets”). Exhibit A., attached hereto, identifies the Purchased Assets. Cash, cash equivalents, and accounts receivable are excluded as part of the sale.

2. PURCHASE PRICE AND TERMS. Purchaser shall pay the total purchase price of $272,000 plus inventory of approximately $250,000.00 (the “Purchase Price”) for the Purchased Assets, which shall be paid under the following terms and conditions.

A. Earnest Money Deposit: Attached hereto and delivered herewith is a company check in the amount of $20,000.00, the sum of which is to be deposited by National Business Brokers, Ltd. (“Broker”), which shall be deposited in Broker’s escrow account. Said earnest money deposit shall be applied to the total Purchase Price at closing. Earnest money deposit shall become nonrefundable upon Seller and Purchaser’s satisfaction of contingencies, until then it will be returned to Purchaser in the event Purchaser so elects in the case of Seller’s default or in the event that this Agreement is rendered null and void as a result of the failure of any condition.

B. Cash Down at Closing: At Closing, Purchaser shall pay the total sum of $272,000.00 plus the total value of the inventory, less (1) $60,000 in accounts payable which obligation Purchaser shall assume; and (ii) the earnest money deposit of $20,000, which sum shall be paid in cash or certified funds at closing, subject to adjustment as set forth below.

3. CLOSING DATE. Closing shall take place on or before May 23, 2014, at the office of the Broker, 3060 N. Academy Blvd., Ste. 200, Colorado Springs, CO 80917 (Phone (719) 635-8133), or an alternative location selected by Broker. This Agreement may be extended for a period up to an additional thirty (30) days if mutually agreed upon by all parties in writing.

4. CLOSING COSTS. The closing costs associated with this transaction shall be payable as follows:

A. Professional Fees: Purchaser and Seller shall each be responsible for paying their respective professional advisors, including attorneys and accountants.

B. Broker’s Commission: Purchaser and Seller acknowledge that National Business Brokers, Ltd. is the only party entitled to a brokerage commission relating to the subject transaction. Said commission is payable in full at closing and is the sole responsibility of Seller. Purchaser agrees at Closing to tender all funds representing Broker’s commission to Broker. Should Purchaser and Seller circumvent Broker’s Commission and litigation is necessary to enforce this portion of the contract, Broker shall be entitled to reasonable attorney fees and interest at the maximum allowable by Colorado Law on the commission due if broker prevails.

C. Personal Property Tax certificate. State and County Lien Searches. and Credit Report: The cost, estimated not to exceed 5130.00, of obtaining the Personal Property Tax Certificate, state and county Lien Searches, a Credit Report shall be paid by Purchaser. Purchaser hereby instructs Broker to obtain said tax Certificate, Lien Searches, and Credit Report as soon as possible after Purchaser has removed the financial review contingency set forth below. In the event the subject transaction does not close for any reason, the actual cost of obtaining said Tax Certificate, Lien Search, and Credit Report will be deducted from Purchaser’s earnest money deposit.

5. PROBATIONS. The following items shall be prorated or adjusted prior to or at the rinse of closing:

A.	Personal Property Taxes;
B.	Security Deposits;
C.	Yellow Page Advertising (through notification of the telephone company);
D.	Rents (Purchaser and Seller acknowledge that the Landlord’s accounting procedures may require an adjustment subsequent to closing for real estate taxes, insurance, maintenance, or other charges as set forth in the lease. Any such adjustment shallbe prorated between Purchaser and Seller, outside closing, within thirty (30) days after receipt of notice of such charges.);
E.	Utilities (through notification of the utility company(s) by Purchaser subsequent to the sale).

6. INVENTORY. The purchase price shall include supplies and marketable inventory, of $250,000.00 valued at Seller’s cost plus freight-in. It the actual amount of the inventory at Closing is less than $250,000, the Purchase Price shall be adjusted accordingly. If the actual amount of the inventory at Closing is mom than $250,000, the Purchase Price shall also be adjusted accordingly. Prior to closing, Purchaser and Seller agree to jointly conduct an inventory for this sale. The cost of the inventory service to count the inventory shall be split equally between Purchaser and Seller. An agent of National Business Brokers. Ltd. may be present during the inventory, but neither the agent nor Broker shall be responsible for the quantities or valuation of the inventory determined by the Purchaser and Seller.

7. ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All accounts payable with the exception of $60,000.00 in accounts payables against inventory being assumed by Purchaser and all accounts receivable and all costs and revenues of the business incurred or accrued prior to closing shall be the responsibility and property of Seller. All costs and revenues of the business Incurred or accrued subsequent to Closing shall be the responsibility and property of the Purchaser. Accounts payable other than the $60,000 noted herein and as set forth in Exhibit B are not being assumed by Purchaser, and accounts receivable are not being assigned by Seller.

8. PURCHASER’S CONTINGENCIES: This Agreement is contingent upon the following:

A. Financial Records: Purchaser or Purchaser’s agents review, audit and acceptance of the Seller’s financial records and support documentation within Thirty (30) business days of receipt of such records and documentation from Seller. Purchaser acknowledges that Broker has not verified the accuracy of Sellers operating or financial data, and Broker makes no warranties as to the accuracy of such information.

B. Due Diligence Inspection: This Agreement shall further be contingent upon Purchaser completing to their sole satisfaction the due diligence examination including, but not limited to, inspection of all equipment, buildings, storage facilities, the completion of an environmental audit as necessary and appropriate, and such other due diligence activities as deemed necessary and appropriate by Purchaser within Fourteen (14) business days of acceptance of this contract by Seller.

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C. Lease: This Agreement shall further be contingent upon Purchaser’s assuming Seller’s existing leases or negotiating a new lease between Purchaser and Landfall, under terms acceptable to Purchaser within Thirty (30) business days of acceptance of this contract by Seller.

D. Consulting Agreement: This Agreement shall further be contingent upon Purchaser’s negotiating a consulting agreement with Seller under terms agreeable to Purchaser within Thirty (30) business days of acceptance of this contract by Seller. Consulting agreement to outline specific duties, including help with Acquisition identification, retail store ownership transition, development of import channels for lighting and other garden products, and & commerce implementation.

9. SELLER’S CONTINGENCIES: This Agreement is contingent upon the following:

A. The Seller’s Approval of Purchaser’s Credit-Worthiness. Upon execution of this Agreement by all parties, Purchaser agrees to furnish Seller with financial statements, credit reports or other information reasonably necessary to prove that Purchaser has the ability to pay the funds due at Closing. Seller must approve of Purchaser’s credit-worthiness, in writing, within Fourteen (14) business days of receipt of Purchaser’s financial data, which approval will not be unreasonably withheld. Seller acknowledges that Seller must satisfy himself, independent of Broker, of Purchaser’s financial capabilities.

B. Consulting Agreement. This Agreement shall further be contingent upon Seller and Purchaser negotiating a Consulting Agreement under terms agreeable to Seller and Purchaser within Thirty (30) business days of acceptance of this contract by Seller. Consulting Agreement to outline specific duties, including help with acquisition identification, retail store ownership transition, development of import channels for lighting and other garden products, and E-commerce implementation. The performance of the Consulting Agreement by Seller and Purchaser shall be separate from and independent of this Asset Purchase Agreement.

C. Lease: This Agreement shall further be contingent upon Purchaser’s assuming Seller’s existing leases or negotiating a new lease, between Purchaser and Landlord, under terms acceptable to Purchaser within Thirty (30) business days of acceptance of this contract by Seller. Any such assumption or renegotiated lease shall result in no continuing liability to Seller on any lease subsequent to closing.

In the event Seller is unable to satisfy the foregoing contingencies within the specified time periods, this Agreement shall become void unless otherwise agreed to at such time and Broker shall refund Purchaser’s earnest money deposit. Notification of a failure to meet a contingency must be provided in writing on or prior to the time specified above and Purchaser shall upon receipt of such notice have fifteen (IS) days to curt any deficiency detailed in such notice.

10. ACKNOWLEDGMENT AND DISCLAIMER. Purchaser acknowledges that it has not relied on any financial representations from Broker, its agents, or employees concerning the financial status of the subject business, and that Purchaser is responsible for satisfying itself independent of the Broker, its agents, and employees as to the past, present, and future profitability of the business.

11. TRAINING. Seller agrees to train Purchaser in the operation of the Business during regular business hours for a total Fourteen (14) business days. The training is to be at no further cost to the Purchaser and may be terminated at the option of the Purchaser.

12. COVENANT NOT TO COMPETE. At Closing, Seller agrees to sign a Covenant Not to Compete in a similar business as an owner, manager, or employee, or in any other capacity within a period of Five (5) years within One Hundred and Sixty (60) miles of current business location(s). Seller acknowledges that the Covenant Not to Compete is a material inducement to Purchaser’s acquisition of the subject Business and the Purchased Assets. The Consulting Agreement from Purchaser to Seller shall not be considered a violation of the Covenant Not to Compete.

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13. ALLOCATION OF PURCHASE PRICE. Purchaser and Seller shall agree on the allocation of the Purchase Price prior to Closing. In the event Purchaser and Seller cannot agree on an allocation of the Purchase Price prior to Closing, the Purchaser and Seller shall allocate the Purchase Price outside this Agreement. Each of the Parties agrees so report the transactions contemplated in this Agreement for federal, state and local tax purposes in accordance with the agreed upon allocation and not to file any tax return or otherwise take a position with tax authorities that is inconsistent with such allocation.

14. Seller shall be responsible for all applicable sales and use taxes prior to dosing and Purchaser shall be responsible for all applicable sales and use taxes after dosing.

15. CONFIDENTIALITY. Purchaser and Seller shall keep confidential all information concerning the other party obtained during the negotiations relating to the subject Agreement and the transactions contemplated hereby. For purposes of the Agreement, “confidential information” means all information that is not generally known to the public. whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to technology, existing or potential customers, business plans, promotional and marketing activities, finances and other business affairs of such party), that is disclosed by one party to another party or that is otherwise learned by the receiving party in the course of its discussions or business dealings with, or its physical or electronic access to the premises of, the other party, and that has been identified as being proprietary and/or confidential or that by the nature of the circumstances surrounding the disclosure or receipt ought to be treated as proprietary and confidential.

16. CONDITION OF EQUIPMENT. At the time of closing, all equipment shall be in good working order, but is being sold on an “as is” basis without warranty of merchantability or fitness for a particular purpose,

17. BUSINESS RECORDS. At the Closing, Seller shall deliver to Purchaser all the existing business records that are pertinent to the financial condition and operation of the Business. Purchaser shall grant Seller reasonable access to said records.

18. SELLER WARRANTIES. The Seller and Jason Dawson hereby jointly and severally represent and warrant to Purchaser that the statements contained in this Section 18 are true and correct as of the date of execution of this Agreement and shall be correct as at the date of Closing, all of which are being relied upon by Purchaser.

A. Marketable Title: That Seller is the sole owner of and has good and marketable title to the Business and the Purchased Assets free of all debts, equipment leases, liens, and encumbrances. Seller has full right to convey good and marketable title to the Purchased Assets to the Purchaser. Purchaser recognizes that there may exist purchase money or other security interests us result of the existing payables as set forth on Exhibit B and hereby agree to accept such interests or encumbrances.

B. Litigation Disclosure: Seller has no knowledge of any litigation, proceeding, arbitration, investigation, violations, or actions pending or threatened which might result in any material adverse change lathe business, assets, or status of the business or which questions the validity of this Agreement. Seller has no knowledge of any grounds upon which any litigation, arbitration, proceedings, or investigation could be based.

C. Retention of Assets on Premises: The property to he transferred is now and at the time of closing will be located at Seller’s place of business and will not be removed, except within the ordinary course of business, without the prior written consent of the Purchaser.

D. Conduct of Business Prior to Closing: The business, up to the date of closing, will be conducted in essentially the same manner as it has been conducted in the past, and in accordance with all applicable laws and regulations. Seller shall use its best efforts to preserve the business organization intact; and shall preserve, for Purchaser, the goodwill of suppliers and customers and others having businesses relations with it. Prior to Closing, Seller will not sell or transfer any of its properties other than in the ordinary course of business nor subject any of its properties or assets to mortgage, pledge lien, or other encumbrance. Seller has no knowledge of a business termination of any material customer or supplier. Seller shall cause the Business to maintain inventory at sufficient levels to prudently continue operations and to meet customer demand. Seller shall cause the Business to continue to maintain business and assets in the ordinary course of business as necessary to continue the effective operations of the Business and shall cause the Business to engage in no activities other than the customary and normal activities now carried on by the Business.

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E. Disclosure of Liabilities: Seller does not know of, and does not have reasonable grounds for knowing of, any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, which relate to, or could adversely affect, the Purchased Assets being sold, assigned, conveyed, delivered and transferred under this Agreement, except as otherwise specifically disclosed herein.

F. Status of Employees and Contracts: Seller has no written contracts with any of its employees. Seller shall be responsible for paying, prior to Closing, all accrued employee vacation or sick pay entitlement. Seller has no employee benefit plans, and further has no written or oral agreements or contracts with any of its officers or employees which is not terminable at will without penalty, including, but not limited to, bonus, pensions, profit sharing, medical reimbursement, or life insurance plans, and there have not been any such plans or agreements within the last three (3) years, and there will not be at Closing any such agreements, nor will there be any increase in the rate of compensation payable to any employee of Seller, unless expressly agreed to in writing by Purchaser. Nothwithstanding any other part of this paragraph G, Seller has a group health insurance plan in place for its employees which it will cancel at closing. All employees are employed legally and not in violation of any State or Federal laws.

G. Taxes: Seller has paid in full, or will arrange for the payment in full in a timely manner, all withholdings, social security, unemployment insurance, and sales taxes due through the date of closing. As of the date of Closing, or as soon thereafter as possible, Seller shall have filed all Federal income tax returns and all state and local tax or franchise tax returns and all real property tax returns which are required to be filed, and shall have paid all taxes and fees applicable thereto in full.. Any audit of any such returns or any examination for compliance with Federal and/or State Wage and Hour Laws concerning periods prior to closing shall be defended by Seller and Seller agrees to indemnify and hold Purchaser and Its success corporation, if applicable, harmless front any resulting tax or wage liabilities resulting therefrom. To enforce any indemnification contained herein, Purchaser shall have the right to offset against any amounts still due under continuing obligations by Purchaser to Seller, any losses, costs, penalties, assessments, or expenses to defend, including reasonable attorney’s fees, which am covered by such indemnification and arise out of circumstances existing prior to closing and which are not disclosed in writing to Purchaser.

H. Authority To Operate Business: Seller is entitled to own or lease its property and to carry on its business as is and in the place where such properties are now leased or operated and the Seller’s knowledge of the location and operation of such business is not and would not become by the present sale in violation of any statue, rule, ordinance, or regulation affecting zoning or otherwise.

I. Full Disclosures and Warranties: In addition to these disclosures as specifically listed herein, there may be other written disclosures of material information by Seller to Purchaser which disclosure shall also be a material, part of the disclosures hereunder. No representation or warranty by Seller in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact; or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

J. Financial Disclosures: Seller warrants and represents that all financial information provided by Seller to Purchaser in Purchaser’s review and due diligence with respect to the Business arc accurate and correct in all material respects.

K. Effective Date of Warranties: All the warranties contained herein shall be effective as of the date herein and shall further he effective as of the date of Closing. All warranties herein shall survive Closing.

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M. Unemployment Compensation: Seller understands that its account with the State of Colorado for unemployment insurance taxes follows the business operation and Purchasers will succeed to the experience rating of Seller. Therefore, Seller will notify Purchaser in a timely fashion in the event it receives notice from the State that a former employee of Seller has applied for unemployment benefits, by providing Purchaser with a copy of such notice, and allowing Purchaser to protest or Object to such claim. Further, the principals of Seller agree not to personally apply for unemployment benefits as a result of the discontinuance of their employment. They are voluntarily terminating such employment and receiving consideration for termination through sale of assets a covenant not to compete.

N. No Breaches: Seller has no knowledge of any breaches or claimed breaches of any contract or agreement relating to the Business and such contracts and agreements are in full force and effect, enforceable in accordance with their terms, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

O. Compliance with Laws: Seller has complied in all material respects with all applicable federal, state and local laws, regulations and ordinances in the conduct of the Business. Any and all reports and returns of any nature required to be filed by or on behalf of Seller with respect to the Business have been duly filed not later than the time prescribed by law for the filing thereof.

P. No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule. or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is requited CO be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Q. Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

R. Purchased Assets; Inventory; Intellectual Property, The Purchased Assets and other inventories included in the Purchased Assets consist of a quality and quantity usable and salable in the ordinary course of business. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Intellectual Property, or restricting the licensing thereof to any person or entity.

19. Purchaser’s Warranties. The Purchaser hereby represents and warrants to Seller that the statements contained in this Section 19 are true and correct as of the date of execution of this Agreement and shall be correct as at the date of Closing, all of which are being relied upon by Seller.

A. Organization and Authority of Seller; Enforceability. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. Purchaser has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The ex )1, delivery and performance by Purchaser of this Agreement and the documents and payments to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement and the documents to he delivered hereunder have been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

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B. No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Purchaser; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser; (e) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Purchaser is a party. No consent, approval, waiver or authorization is required to be obtained by Purchaser from any person or entity (including any governmental authority) in connection with the execution, deli very and performance by Purchaser of’ this Agreement and the consummation of the transactions contemplated hereby.

C. Collateral and Indebtedness. Neither Buyer nor any of its principals or agents have taken any steps to create a lien or security interest in any of the Purchased Assets.

D. Full Disclosures and Warranties: In addition to these disclosures as specifically listed herein, there may be other written disclosures of material information by Purchaser to Seller which disclosure shall also be a material part of the disclosures hereunder. No representation or warranty by Purchaser in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

E. Financial Disclosures: Purchaser warrants and represents that all financial information provided by Purchaser to Seller for Seller’s review and due diligence with respect to the Purchaser financial ability are accurate and correct in all material respects.

F. Effective Date of Warranties: All the warranties contained herein shall be effective as of the date herein and shall further be effective as of the date of Closing. All warranties herein shall survive Closing.

20. PREPARATION OF DOCUMENTS. All closing documents, with the exception of the settlement sheet, which will be prepared by Broker, will be prepared by Purchaser’s attorney. In addition to any other documentation required by either Purchaser’s or Seller’s attorneys, it is anticipated that the closing documents may include the following:

●       Bill of Sale

●       Covenant Not to Compete

●       Assignment and/or Assumption Agreements including trade name(s)

●       the Assignment and Assumption of Leases duly executed by Seller

●       an assignment in form and substance satisfactory to Purchaser (the “Intellectual Property Assignments”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the all intellectual property included in the Purchased Assets. “Intellectual Property” means any and all. of the following in a et n throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing

●       a certificate of the Secretary of Purchaser certifying as to (A) the resolutions of the board of directors and shareholders of Purchaser, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Purchaser authorized to sign this Agreement and the documents to be delivered hereunder

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21. INDEMNIFICATION. Purchaser and Seller agree to protect, indemnify, and hold the other harmless against, and with respect to, any loss, damage, or expense occasioned by any breach or alleged breach, falsity, or failure of any of the representations, covenants, warranties, or agreements of any such party contained herein or contained in any document transferred between Purchaser and Seller in connection with this transaction. Further, Seller shall indemnify and hold Purchaser harmless for all matters relating to subject Business prior to Closing, and Purchaser shall indemnify and hold Seller harmless for all matters relating to the subject Business after Closing. Purchaser agrees to replace Seller as personal guarantor with all existing suppliers or creditors.

22. RISK OF LOSS. Pending Closing, Seller shall keep all presently existing insurance covering the Business and the Purchased Assets in effect. All risk of loss, until Closing, shall remain with the Seller. In the event the premises shall be damaged by fire or other casualty prior to time of Closing, in an amount of not more that ten (10%) percent of the total purchase price, Seller shall be obligated to repair the same before Closing or as soon thereafter as possible. In the event such damage exceeds ten (10%) percent, or cannot be repaired within said time, this Agreement may be canceled at the option of the Purchaser.

23. TIME IS OF THE ESSENCE. Time is of the essence hereof, and if any payment or any other condition hereof is not made, tendered, Or performed by either the Purchaser or Seller as herein provided in the Agreement, then such party shall be deemed to be in default hereunder. In the event of such default by Seller, and the Purchaser elects to treat the contract as terminated, then all payments made plus any Seemed interest shall be returned to the Purchaser, after deducting any stuns due Broker for actual cost for Personal Property Tax Certificates, Lien Searches, and Credit Reports, Additionally, in the event of default by the Seller. Purchaser may elect to treat this Agreement as being in full force and effect, and Purchaser shall have the right to an action for specific performance and damages. In the event of default by the Purchaser, all payments shall be forfeited and retained on behalf of the Seller as liquidated damages. in the event of forfeiture of earnest money deposits, such deposits shall be divided equally between Broker and Seller: however, any distribution to Broker shall not exceed the Broker’s commission plus actual costs for Personal Property Tax Certificates, Lien Searches and Credit Reports. In the event either party shall be required to institute litigation to enforce the terms and provisions of this Agreement in the event of default on the part of’ the other party, the prevailing party shall be entitled to recover its reasonable attorney’s fees of such litigation plus costs.

24. MERCER. This Agreement shall not be merged or extinguished, but shall survive closing.

25. GOVERNING LAW. This Agreement shall be governed by. and its terms construed under, the laws of the State of Colorado.

26. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Purchaser and Seller, and there are not warranties, representations, or agreements between the parties, which are not set forth herein.

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27. ASSIGNMENT. This Agreement may not be assigned by either party. Not withstanding the foregoing, this Agreement shall inure to and be binding upon the parties hereto, their respective heirs, personal representatives, successors, and permitted assigns. in the event Purchaser elects to form a corporation to own and operate the business, whether prior to or subsequent to Closing, Seller consents to the assignment to the corporation formed by Purchaser, provided Purchaser owns at least Fifty-One (51%) percent of the outstanding and issued stock of said corporation and remains liable for all obligations set forth herein.

28. AGENCY DISCLOSURE REAFFIRMATION. Purchaser and Seller hereby acknowledge prior, timely receipt of notice that Broker, its agents and employees, are acting as Transaction-brokers, assisting both the Purchaser and Seller throughout this transaction with communication, advice, negotiation, contracting and closing without being an agent or advocate for any of the Parties. The Parties to this transaction are not legally responsible for the actions of Broker, and Broker does not owe either party the duties of an agent.

29. COUNTERPARTS. This Agreement may be signed in multiple counterparts with all counterparts to be legally binding and to be considered originals.

30. FACSIMILE SIGNATURES. Facsimile signatures shall be considered legal and binding.

31. EARNEST MONEY DISPUTE. Except as otherwise provided herein, Earnest Money Holder shall release the Earnest Money as directed by written mutual instructions, signed by both Purchaser and Seller. In the event of any controversy regarding the Earnest Money (notwithstanding any termination of this Contract). Earnest Money Holder shall not be required to take any action. Earnest Money Holder, at its option and sole discretion, may: (a) await any proceeding, (b) interplead all parties and deposit Earnest Money into a court of competent jurisdiction and shall recover court costs and reasonable attorney and legal fees, or (c) give written notice to Purchaser and Seller that unless Earnest Money Holder receives a copy of the Summons and Complaint or Claim (between Buyer and Seller), containing the case number of the lawsuit (Lawsuit) within 120 calendar days of Earnest Money Holder’s written notice to the parties, Earnest Money Holder shall be authorized to return Earnest Money to Purchaser . In the event Earnest Money Holder does not receive a copy of the Lawsuit, and has interpled the monies at the time of any Order, Earnest Money Holder shall disburse the Earnest Money pursuant to the Order of the Court.

32. EXECUTION AND ACCEPTANCE. This Agreement shall be signed and dated by all parties and fully signed counterparts shall be accepted by Seller and delivered to all parties on or before 5:00 p.m. Thursday April 15, 2014, failing which this Agreement shall be void.

PURCHASER AND SELLER ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY BROKER TO OBTAIN INDEPENDENT LEGAL AND ACCOUNTING ADVICE ON ALL MATTERS RELATING TO ME SUBJECT TRANSACTION.

PURCHASER: EasyLife Corp.

/s/ Darren Lampert	4/15/14
Darren Lampert, CEO	Date

SELLER: Southern Colorado Garden Supply Corp.

/s/ Jason Dawson	4/14/14
Jason Dawson, President	Date

JASON DAWSON (As to the warranties contained in Section 18 and the covenant not to compete in Section 12.)

/s/ Jason Dawson	4/14/14
Jason Dawson	Date

BROKER – National Business Brokers, Ltd.

By:
Date

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